UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2017

Commission File Number:  0-23636

Hawthorn Bancshares, Inc.
(Exact name of registrant as specified in its charter.)

Missouri
(State or other jurisdiction of incorporation or organization)
43-1626350
(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102
(Address of principal executive offices)

573-761-6117
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2017 Hawthorn Bancshares, Inc. issued a press release announcing its Board of Directors approved an increased quarterly cash dividend of 7 cents per common share payable July 1, 2017 to shareholders of record at the close of business June 15, 2017. The Board also approved a stock dividend of 4% payable July 1, 2017 to shareholders of record at the close of business on June 15, 2017.

Item 9.01 Financial Statements and Exhibits.

The full text of the press release is furnished as an exhibit to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

Date:   May 11, 2017
By:	/s/ David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President

Exhibit Index

Exhibit No.	Description
EX-99.1	Hawthorn Bancshares Announces Increased Cash Dividend and Stock Dividend